Exhibit 99.1

           Callidus Software Appoints David Pratt as Interim President
                           and Chief Executive Officer

                    Financial Results Below Previous Guidance

    SAN JOSE, Calif., June 24 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced the appointment of David Pratt as interim president and chief executive officer. Mr. Pratt replaces Reed Taussig who has resigned as president, chief executive officer and chairman of the board.
    Callidus Software also announced today that anticipated second quarter and full year results will not meet guidance as previously provided in April 2004. Guidance is not being updated. The Company currently plans to announce second quarter results on July 21, 2004.
    Mr. Pratt, a software industry veteran with 35 years of senior management and operational expertise, was appointed to the Callidus board of directors earlier this month. Mr. Pratt, previously COO of Adobe, was instrumental in growing Adobe's revenue from $50 million to $1 billion during his 10 year tenure. Most recently, Mr. Pratt was CEO of AvantGo, Inc., a provider of mobile enterprise software, and prior to that, served as CEO of gForce Systems and FlashPoint. In addition, he served as COO of Logitech and Quantum.
    "Callidus Software is a leader in the very exciting EIM market providing systems to global companies across multiple industries. I am looking forward to working with the Company's excellent and dedicated management team," Pratt said.
    Callidus Software also announced the appointment of Michael Braun as chairman of the board of directors. Mr. Braun, a retired IBM executive, has served as a board member of Callidus since February 2000. Mr. Braun previously served as CEO of Blaze Software and Kaleida Labs and currently serves as the chief executive officer of the Interim CEO Network.
    "We are fortunate to have an executive of David Pratt's experience and stature to lead Callidus forward at this time and we are optimistic about the future," said Mr. Braun.
    "Reed's leadership over the past seven years has been crucial as the company has grown from a small start-up to a publicly traded company," Braun said. "Through his leadership Callidus became a leader in the EIM market and today lists many well-respected and satisfied blue chip companies as its customers. Together, Reed and the Board decided that it was time for new CEO at Callidus and we wish him well."
    "I am proud of what the team has accomplished at Callidus in the past seven years and I remain confident in Callidus' technological advantage and leadership position in the EIM market," said Mr. Taussig.
    A conference call is scheduled for 5:30 a.m. Pacific Daylight Time (PDT), Thursday, June 24, 2004. The conference call is available via web cast and can be accessed live, and for two weeks after the call, at the Investor Relations/Calendar of Events section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial in number is 800-299-9630 (international 617-786-2904), pass code 88128476. A replay of the conference call can be accessed after 7:30 a.m. PDT, by calling 888-286-8010 (international 617-801-6888), pass code 48432516.

    About Callidus Software
    Founded in 1996, Callidus Software is a leading provider of EIM systems to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage competitive incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp Grid(TM) architecture, Callidus delivers the industry's only EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual Insurance, DIRECTV, Dun & Bradstreet, IBM, JP Morgan Chase & Co., Pennzoil-Quaker State Company, and SBC Communications.

    Note on Forward-Looking Statements
    The forward looking statements included in this press release, including statements regarding anticipated financial results, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential material fluctuations in financial results and future growth rates, risk associated with development and market acceptance of new products and product enhancements, decreases in customer spending, increased competition or new entrants in the marketplace and other risks detailed in the company's SEC reports, including its 10-K and 10-Q, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. Callidus assumes no obligation to update the information contained in this release.

    NOTE: Callidus Software, the Callidus Software logo, Everyone Profits, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

SOURCE  Callidus Software, Inc.
    -0-                             06/24/2004
    /CONTACT: investors, Jon Pexton, +1-408-808-6577, or ir@callidussoftware.com, or media, Jane Le Fevre, +1-408-808-6511, or pr@callidussoftware.com, both of Callidus Software/
    /Web site:  http://www.callidussoftware.com/
    (CALD)

CO:  Callidus Software, Inc.
ST:  California
IN:  CPR STW
SU:  PER CCA ERP